Exhibit 99.2

Marathon Petroleum and Andeavor Strategic Combination April 30, 2018

Forward Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (“MPC“) and Andeavor (“ANDV”). These forward-looking statements relate to, among other things, the proposed transaction between MPC and ANDV and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of MPC, MPLX LP (“MPLX”), ANDV and Andeavor Logistics (“ANDX”). In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Factors that could cause MPC’s or ANDV’s actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed transaction between MPC and ANDV on anticipated terms and timetable; the ability to obtain approval by the stockholders of ANDV and MPC related to the proposed transaction and the ability to satisfy various other conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entities in connection with consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of ANDV; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC’s share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX and ANDX; and the factors set forth under the heading “Risk Factors” in MPC’s and ANDV’s respective Annual Reports on Form 10-K for the year ended Dec. 31, 2017, filed with Securities and Exchange Commission (SEC). We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our respective management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Additional Information Additional Information and Where to Find It In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to stockholders of Marathon Petroleum Corporation (“MPC”) and Andeavor (“ANDV”). Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from MPC at its website, www.marathonpetroleum.com, or by contacting MPC’s Investor Relations at (419) 421-2414, or from ANDV at its website, www.andeavor.com, or by contacting ANDV’s Investor Relations at (210) 626-4757. Participants in Solicitation MPC and ANDV and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning MPC’s participants is set forth in the proxy statement, filed March 15, 2018, for MPC’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning ANDV’s participants is set forth in the proxy statement, filed March 15, 2018, for ANDV’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Combination Creates a Leading Energy Company

Aligned Strategy, Focus, and Culture

Large scale, geographically diversified and highly integrated refining, marketing, and midstream company with an initial enterprise value >$90 billion[1]



Feedstock-advantaged refining portfolio in the most attractive regions with over 3 MMBPD of capacity



High-quality, nationwide retail and marketing business (~4,000 company owned/operated, ~7,800 branded locations)



Two strong customer-focused MLPs, well-positioned for growth in key regions of the U.S.

Strong culture of safety and environmental stewardship, commitment to people and supporting communities

Immediately EPS and CFPS accretive[2]	≥ $1.0 billion of expected synergies	Significant incremental long-term cash flow generation

"Must own" refining, marketing, and midstream company

[1] Calculation based on April 27, 2018 closing market values [2] Based on consensus estimates

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Complementary Footprints Spanning the U.S. Strong Presence Across Key Supply and Demand Centers ANDV MPC Biodiesel Facility Renewable Fuels Ethanol Facility MPC Refinery Asphalt/Heavy Oil Terminal MPC-Owned Third Party Light Product Terminals MPC-Owned and Part-Owned Third Party Coastal Water Supplied Terminals Inland Pipelines MPC Owned and Operated MPC Interest: Operated by MPLX MPC Interest: Operated by Others Pipelines Used by MPC MPLX Owned and Operated MPLX Interest Pipelines: Operated by Others Barge Dock Butane Cavern Natural Gas Processing Source: Company filings Marketing/Retail Presence MPLX Owned and Part-Owned Terminals MPLX Terminals Trucking Rail Facility ANDV Refinery Terminal Marine Terminal Pipelines Marketing/Retail Presence Natural Gas Processing

Transaction Highlights

Consideration & Premium	• MPC to acquire all outstanding ANDV shares using a mix of stock and cash • Represents an equity value of $23.3B and an enterprise value of $35.6B, assuming MPC April 27, 2018 closing price of $81.43 • ANDV shareholders have the option to elect 1.87 MPC shares or $152.27 in cash for each ANDV share subject to a proration mechanism that will result in 15% of ANDV's fully diluted shares receiving cash consideration • Represents a 24.4% premium to ANDV's closing price on April 27, 2018 • MPC and ANDV shareholders will own ~66% and ~34%, respectively, of the combined entity
Synergies / Cash Generation	• ≥ $1 billion of expected annual run-rate synergies, *in addition to* expected synergies from the Western Refining transaction • Incremental cash generated by pro forma entity is expected to be in excess of $5 billion over the next five years
Governance / Management	• Chairman and Chief Executive Officer – Gary Heminger • Executive Vice Chairman – Greg Goff • MPC board to include Greg Goff and 3 other members from the current ANDV board • Headquarters in Findlay, Ohio; Combined business will maintain San Antonio office
Timing / Closing Considerations	• Expect to close in the second half of 2018 • Subject to customary closing conditions, including regulatory approval and shareholder approvals at both companies
Sponsored MLPs	• At close, MPC will own GPs of MPLX and ANDX, and the majority of LP units of both partnerships • MPLX and ANDX will remain separate MLPs • Will evaluate long-term structure at the appropriate time following the closing of this transaction

6

Financial Highlights Opportunity For Significant Shareholder Value Creation Accretion and Cash Generation Immediately accretive to earnings and cash flow per share1 >$5 billion of incremental cash flow supports 15% long-term cash flow accretion per share Financial Discipline Commitment to investment grade credit profile Balanced approach to investment // in business and return of capital Growth and Value Creation Substantially enhanced growth platform across all segments, with continued capital investments to drive long-term growth $1 billion of expected synergies Cash Flow Multiples 7.3x 2019 4.2x 6.6x 2020 with synergies2 with synergies2 Capital Return Expect continued strong, through-cycle dividend growth in pro 10% forma MPC of Expect to complete 2018 share repurchases Authorized $5 billion incremental share repurchase program

Compelling Value for All Shareholders Further optimization of crude supply Nationwide retail and marketing platform Diversifies by adding refining footprint in PADDs 4 and 5, and midstream assets in attractive Permian and Bakken regions Substantial increase in scale and geographic diversity – combined EV of >$90 billion1 and refining capacity of >3 MMBPD Capital return further enhanced with additional cash flow generation Substantial value uplift from $1 billion of expected synergies, in addition to expected Western Refining synergies Complementary growth platforms for both midstream and retail businesses Well-positioned for potentially significant benefits from IMO Delivers meaningful upfront premium of 24% to April 27, 2018 close Effective +24% projected dividend increase 2 and strong go-forward growth profile Diversifies by adding refining footprint in PADDs 2 and 3, and midstream assets in attractive Marcellus/Utica and SCOOP/STACK regions Incremental cash generation in excess of $5 B expected over first five years 1 Based on closing share/unit price of MPC/MPLX/ANDV/ANDX on April 27, 2018. 2 Represents effective dividend per ANDV share in the aggregate, assuming current annualized MPC dividend of $0.46/share/quarter

Committed to Delivering Substantial Synergies Well-Defined, Achievable, Highly Accretive Clearly identified and developed plan to achieve $1 billion of expected synergies By Function ($ millions) $195 $1,000 $150 $95 $55 $210 $295 Refining & Retail Logistics Supply & Procurement Corporate Total Marketing Trading By Impact Area ($ millions) $1,000 $950 $710 $480 Year 1 Year 2 Year 3 Run-Rate Cost Elimination Procurement Owned/Operated Retail Integrated System Optimization Refining Operations

Synergy Delivery Plan

Expected Synergies of at Least $1 Billion Already Identified

Impact Area	Expected Synergy (millions)	Business Context
Cost Elimination	~$255	• Clearly identified cost efficiencies – allows for rapid achievement
Procurement	~$150	• Over $10 billion of combined purchases per year • 1-2% improvement leads to $100-$200 million of savings
Owned/Operated Retail	~$210	• Delivered > $200 million of synergies with Hess Retail acquisition • Comparable number of stores (1,100) across three platforms (multi-site operators, Southwest retail, SuperAmerica) provides even greater opportunity
Integrated System Optimization	~$165	• Improved purchasing of over 1 billion barrels/year of crude oil and other feedstocks (every $0.01/bbl improvement is ~$10 million of earnings) • Value chain optimization (1/10 cent per gallon uplift is ~$50 million) • Permian and Bakken crude optimization • Maximize throughput on owned and leased systems / assets
Refining Operations	~$220	• Processing optimization through reciprocal application of refining expertise • Capital and maintenance efficiency improvements: – Major capital projects – Turnaround work – Routine maintenance
Total	**≥ $1,000**	

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MPC and Andeavor Strategic Evolutions Track Record of Integrating Businesses and Driving Shareholder Value $80 $60 $40 $20 $0 $125 $100 $75 $50 $25 $0 Acquired Galveston Bay Refinery and integrated Midstream and Acquired former Hess Marketing assets retail assets Formed MLP Acquired MarkWest MPC completes Energy Partners Strategic Actions ‘11 2012 2013 2014 2015 2016 2017 ‘18 Acquired Acquisition of Carson Western Refinery, ARCO, and Refining ampm master franchise license Acquired MLP Merger Great Northern (TLLP / WNRL) Formed MLP Midstream LLC Acquired (Williston Basin Dickinson, ND Acquired logistics assets) Refinery and Becomes QEP Midstream associated Andeavor and Field Services logistics assets (later merged with TLLP) ‘11 2012 2013 2014 2015 2016 2017 ‘18

MPC Track Record of Executing and Integrating Large Transactions

Galveston Bay Achievements (Since Acquisition)

Improved Environmental & Safety Performance

- 80% reduction in environmental incidents
- Average yearly process safety incidents reduced by 50%

Advanced Operational Excellence

- 33 monthly process-unit rate records in 2017 alone
- Unplanned downtime cut by 50%

Lowered Operating Costs

- Reduced total cash operating expenses over 20%
- Reduced fixed operating, turnaround and routine maintenance costs

Speedway Successful Hess Retail Integration

- Increased footprint by 13 states and more than 1,200 stores in 2014
- Planned investments for system-wide remodels achieved under budget, with higher returns, and ahead of schedule
- ~80% of acquired stores upgraded under remodel plan
- Exceeded synergy guidance every year since acquisition in 2014; $210 million realized by 2017 vs. guidance of $190 million at announcement

MPLX's Strategic Transformation (over past 5 years)

- Expansion into midstream natural gas business with MarkWest merger in 2015
- Largest processor and fractionator in the Marcellus/Utica with a growing presence in Permian and STACK
- Completed dropdowns projected to generate ~$1.4 billion in annual EBITDA
- Exchanged GP economic interests, including IDRs, for LP units

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Diversified Large-Scale U.S. Refining Portfolio Sixteen Refineries with Over 3 Million BPD of Throughput Capacity Diversification across attractive PADDs Incremental access to advantaged feedstock supply Scale to deliver best-in-class operating capability Opportunity to capture substantial system synergies Well-positioned to expand market presence Pro Forma Refining Locations PADD IV PADD V PADD II PADD I PADD III MPC Refinery ANDV Refinery U.S. Refining Capacity1 (MBPD) 3,038 PADD 5 2,625 PADD 4 PADD 3 PADD 2 1,881 PADD 1 1,867 1,726 1,157 919 890 Pro Forma Valero MPC Phillips 66 ExxonMobil Andeavor Chevron Shell MPC Source: Company filings 1 Crude capacity; excludes refining capacity outside the U.S. 13

Geographic Diversification Increases Exposure to Attractive Margins Andeavor’s California, Pacific Annual Refining Margins by Region ($/BBL) $30 Northwest, and Mid-Con refineries add geographic $25 diversity to MPC’s existing refining earnings $20 Attractive West Coast market $15 dynamics $10 $5 2011 2012 2013 2014 2015 2016 2017 Midwest Gulf Coast West Coast Source: Bloomberg; US Midwest WTI 3-2-1 (87 Regular), US Gulf Coast LLS 3-2-1 (87 Regular), US West Coast ANS 3-2-1 (LA 85.5 CARBOB)

Well-Positioned for IMO

- Pro forma MPC is positioned to benefit from the adoption of the International Maritime Organization's (IMO) low-sulfur-fuels requirements, scheduled to take effect in 2020
- Further investments to upgrade residual fuel oil to higher valued distillates include:
  - Garyville diesel maximization – completed 1Q18
  - STAR Program – phased completion 2016-2022 est.
  - Garyville existing coker expansion – completion 2020 est.
- Incremental investments are estimated to contribute 30 MBPD of resid destruction and 70 MBPD of distillate production



Coking + Hydrocracking Capacity (MBPD)
800
700
600
500
400
300
200
100
0
PF MPC
VLO
MPC
PSX
ANDV
HFC
Hydrocracking
Coking

Source: Oil and Gas Journal 2018; includes distillate, gas oil, and resid hydrocracking

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Two High-Quality MLPs

- Pro forma MPC will be the General Partner (GP) and own the majority of Limited Partner (LP) units in two high-quality MLPs
- MPLX and ANDX remain separate MLPs
- Both partnerships are well-positioned:
  - Diversified portfolio of strategic assets in premier locations
  - Visible organic growth opportunities
  - IDR burden for both partnerships has been eliminated
- Current focus is the successful closing of the ANDV acquisition; the GP will evaluate structural considerations post-closing

MARATHON

100% GP Interest + 59% LP Interest — andeavor logistics

100% GP Interest + 61% LP Interest — MPLX ENERGY LOGISTICS

ANDX		MPLX[1]
$10.6 B	Market Cap	$28.3 B
$48.82	Unit Price (4/27)	$34.34
$1.2 B	2018E EBITDA	$3.3 B
$4.1 B	Debt	$11.9 B
$15.3 B	EV	$39.9 B
3.3x	2018E Leverage	3.6x
1.1x	2018E Coverage	1.2x
$4.06	Current Dist/Unit[3]	$2.47

Segment Contribution to EBITDA[2] (ANDX)


2%
41%
57%
Terminalling & Transportation
Wholesale
Gathering & Processing

Segment Contribution to EBITDA[2] (MPLX)


42%
58%
Logistics & Storage
Gathering & Processing

Note: Market data as of 4/27/2018. Balance sheet data as of 12/31/17. NCI represents market value. MPLX pro forma for Refining Logistics and Fuels Distribution acquisition, GP/IDR restructuring and February 2018 notes offering. 2018E EBITDA and leverage estimates reflect FactSet means. 2018E DCF Coverage estimate reflects Wall Street research.

[1] Includes preferred on an as-converted basis
[2] Source: FactSet
[3] Last quarter distribution annualized. MPLX: $0.6175 x 4 = $2.47; ANDX: $1.015 x 4 = $4.06

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Significant Midstream Opportunities

- Diversified customer offering across key energy producing regions
  - Pipelines: ~50% increase in pipeline mileage to >15,000 miles
  - Terminals: ~30% increase to ~130 terminals
  - Processing capacity: ~20% increase to >10 BCFD
- Expanded Permian footprint increases growth opportunities
- Integrates Bakken crude sourcing into additional natural refining demand



ANDV
ANDV Refinery
Terminal
Trucking
Rail Facility
Marine Terminal
Pipelines
Natural Gas Processing
Gathering
MPC
MPC Refinery
MPC/MPLX Terminals: Owned and Part-Owned
Butane Cavern
Natural Gas Processing
Barge Dock
Pipelines
MPLX Owned and Operated
MPLX Interest: Operated by MPLX
MPLX Interest: Operated by Others

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Significant Retail and Marketing Opportunities Multiple Growth Platforms with a Strong Footprint in Attractive Regions Retail Marketing Speedway platform for company owned/operated Strong, recognized regional brands provide stores nationwide coverage to consumers Opportunity to expand industry leading retail Expanded geographic footprint creates position nationwide additional opportunities to better serve customers Leverage Speedway’s purchasing, distribution, and fully-integrated home-office, back-office, and point-of-sale platforms Opportunity to expand Speedway’s leading convenience retail loyalty program nationwide

Pro Forma Capital Structure

- Increased size, scale and diversity supports commitment to investment grade credit profile
- Equity-weighted acquisition funding mix (85/15) and consolidated earnings profile provides significant financial flexibility
- Committed to maintaining significant core liquidity; will target ~$8.5 billion
- >$5 billion incremental cash flow expected in first five years
- Implicit leverage reduction via earnings growth even prior to synergy achievement
- MPC expects to complete 2018 share repurchases
- Incremental $5 billion share repurchase authorization provides for additional capital return flexibility


Parent Debt / EBITDA¹
1.8x
1.5x
1.5x
1.9x
1.6x
1.2x
0.9x
'18 '19
PF MPC²
TBD
'18
MPC
BBB/Baa2
'18
ANDV
BBB-/Baa3
'18
PSX
BBB+/A3
'18
VLO
BBB/Baa2
'18
HFC
BBB-/Baa3
Ratings:


Consolidated Debt / EBITDA
2.7x
2.4x
2.6x
2.7x
1.7x
1.6x
1.4x
'18 '19
PF MPC²
TBD
'18
MPC
BBB/Baa2
'18
ANDV
BBB-/Baa3
'18
PSX
BBB+/A3
'18
HFC
BBB-/Baa3
'18
VLO
BBB/Baa2
Ratings:

Note: Projections reflect FactSet consensus and sell-side research estimates. PF MPC adjusted for transaction-related items. Turn-around costs are expensed for both companies.

[1] Parent excludes MLP's debt and EBITDA [2] Pro forma leverage reflects 85% stock / 15% cash consideration and excludes one-time costs to achieve synergies.

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A Powerful Combination For Long-Term Value Creation Robust Earnings and Cash Generation Scale and Diversity Enhances Investment Grade Credit Profile Nationwide Integrated Footprint Substantial Cost and Operating Synergies Continued Focus on Balanced Capital Allocation

marathon

Appendix

MPC and ANDV Mexico Opportunities Desirable Supply Position Into Mexico with Direct Supply from the East and West MPC Bulk supplier via waterborne cargoes from Garyville and Galveston Bay Rail supply potential from Houston area Andeavor Winner of PEMEX open season in NW Mexico – physical shipper on logistics assets Delivery into Mexico and distribution to local jobbers Provides enhanced direct Mexico market insights Pro Forma Evaluate long-term trends and participate in industry build-out System optimization opportunities MPC Refinery ANDV Refinery Current ANDV Operations Projected ANDV Growth Regions Rail Facility

Pro Forma MPC Permian – Expanded Opportunities Accelerates MPC’s entry into Permian with attractive assets Andeavor crude oil gathering and marketing aligns naturally with MPC’s crude needs at Galveston Bay Allows for full crude oil integration –wellhead gathering to refinery supply Other enhanced growth opportunities: – Long-haul pipeline opportunities – Potential to build out MPLX Texas City tank farm and dock facility for crude exports To Cushing/Ozark (MPC Midwest refining) Galveston Bay MPC Refinery ANDV Refinery Increase ANDX Pipeline Exports via MPLX ANDV Pipeline Gray Oak Pipeline Third-Party Pipeline Receipt Point/Station MPC or MPLX pipeline equity (potential) MPLX G&P Complex

Integrates Bakken Crude System with MPC Refining Demand Minot Robinson Lake DAPL & Enbridge Gathering & Processing Connections DAPL DAPL to MPC Connection Midwest Refineries (via Patoka, IL) To Guernsey, WY Belfield Gathering & Processing Dickinson Refinery Fryburg Rail Terminal To Mandan Refinery Crude gathering and marketing aligns with MPC demand in Midwest Gain ability to aggregate DAPL supply on gathering and related assets ANDV Refinery ANDX Gas Processing ANDX Crude Oil Pipelines ANDX Gas Pipelines ANDX Crude, Gas & Water Pipelines ANDV Pipeline ANDX Bakken Storage Hub ANDV Refinery ANDX Gas Processing ANDX Crude Oil Pipelines ANDX Gas Pipelines ANDX Crude, Gas & Water Pipelines ANDV Pipeline ANDX Bakken Storage Hub